Exhibit 99.1
FOR RELEASE:		August 12, 2010

Contacts:	Doug Glenn
Executive Vice President, General Counsel and
Chief Operating Officer
(757) 217-3634

HAMPTON ROADS BANKSHARES ANNOUNCES
 EXCHANGE AGREEMENT WITH U.S. DEPARTMENT
OF THE TREASURY

Treasury to Exchange Investment in Company for Mandatorily Convertible Preferred Stock

Norfolk, Virginia, August 12, 2010:  Hampton Roads Bankshares, Inc. (the “Company,” NASDAQ:  HMPR), the holding company for The Bank of Hampton Roads (the “Bank”) and Shore Bank, today announced that it has entered into an agreement (the “Exchange Agreement”) with the United States Department of the Treasury (“Treasury”) pursuant to which Treasury will exchange all of the cumulative preferred stock it purchased from the Company in 2008 under Treasury’s Capital Purchase Program for a new series of mandatorily convertible preferred stock (the “Exchange Transaction”).  The Exchange Transaction is related to the Company’s planned capital raise of at least $275 million.  The mandatorily convertible preferred stock which the Treasury receives through the Exchange Transaction is expected to convert into the Company’s common stock contemporaneous with the closing of the capital raise.

John A. B. “Andy” Davies, Jr., the Company’s President and Chief Executive Officer, said, “We are pleased to announce the execution of the Exchange Agreement with the United States Treasury.  This agreement facilitates our capital raise, which will substantially strengthen our balance sheet and provide a solid foundation for the future.”

Under the terms of the Exchange Agreement, Treasury will exchange each share of Series C cumulative preferred stock, $1,000 par value, for one share of Series C-1 mandatorily convertible preferred stock, also with a par value of $1000 (the “Series C-1 Preferred Stock”).  Upon satisfaction of closing conditions, the Company will issue to Treasury Series C-1 Preferred Stock having an aggregate liquidation amount equal to approximately $80.3 million.  Collectively, the Series C-1 Preferred Stock will be convertible at a discount rate of twenty-six percent into approximately 52.5 million shares of the Company’s common stock at a conversion price of $0.40 per share.  Closing is contingent upon, among other things, approval by the Company’s shareholders of a charter amendment to increase the Company’s authorized common shares and of the conversion of the Series C-1 Preferred Stock into common stock.  The Company’s right to convert the Series C-1 Preferred Stock into common shares is further conditioned upon the consummation of a capital raise providing a minimum of $235 million in gross cash proceeds in exchange for common shares and the exchange of all of the Company’s Series A and Series B preferred stock into common stock (the “Series A and B Exchange Offers”) or the approval of a charter amendment which would automatically convert such preferred stock into shares of Common Stock.

Treasury also owns a warrant to purchase 1,325,858 common shares at a price of $9.09 per share, received in connection with Treasury’s 2008 investment in the Company.  Under the terms of the Exchange Agreement, the warrant will be exchanged for a new warrant, also to purchase 1,325,858 common shares, at a reduced exercise price of $0.40 per share.

The complete terms and conditions of the Exchange Agreement will be detailed in a filing made on Form 8-K on or before August 18, 2010, with the Securities and Exchange Commission. A copy of the Company’s Form 8-K filing will be accessible at http://www.bankofhamptonroads.com/irelations.html or http://www.sec.gov.

Additional Information

The capital raise discussed above will include the sale of securities in private transactions that will not be registered under the Securities Act of 1933.  This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the transactions contemplated herein (the “Proxy Statement”).  The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies.  The Proxy Statement will contain important information about the Company and related matters, including the current security holdings of the Company’s respective officers and directors.  Security holders are urged to read the Proxy Statement carefully when it becomes available.

The tender offers mentioned in this news release have not yet commenced.  The description of the Series A and B Exchange Offers is contained herein for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.  The Company will file a Schedule TO with the SEC upon the commencement of such exchange offers.  Eligible holders of Series A and B preferred stock should read the Schedule TO and other related materials when those materials become available, because they will contain important information about the Series A and B Exchange Offers.

The written materials described above, including the Proxy Statement and the interests of participants in the proxy solicitation pursuant to the Proxy Statement to be filed and other documents filed by the Company with the SEC will be available free of charge from the SEC’s website at www.sec.gov.  In addition, free copies of these documents may also be obtained by directing a written request to:  John A.B. Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

Caution about Forward-Looking Statements

Certain information contained in this discussion may include “forward-looking statements.”  These forward-looking statements relate to the Company’s plans for raising capital, including the closing of the transactions described in this press release.  Such statements also relate to the potential success of the Company’s future plans to strengthen its balance sheets and providing a solid foundation for the future.  There can be no assurance that the Company will be able to achieve its goals, close on the transactions with investors and obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by the forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in or implied by the forward-looking statements include, but are not limited to, our ability to complete the transactions announced today and other aspects of our recapitalization and recovery plans.  Additional factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to: (1) our ability to attract new deposits and loans; (2) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (3) risks associated with concentrations in real estate related loans; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) stability of funding sources and continued availability of borrowings; (7) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of our written agreement entered into with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions; and (8) changes in accounting standards and interpretations.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and other filings with the Securities and Exchange Commission.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are the Bank, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, the Bank operates twenty-eight banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR.  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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